Exhibit 10.2

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT FEDEX TREATS AS PRIVATE OR CONFIDENTIAL.

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

FED-PA-3157-LA-2104529

Federal Express Corporation

3131 Democrat Road

Memphis, TN 38118

Attention:	Mr. Guy See
Managing Director – Aircraft Acquisitions & Sales

Subject:	Revision of Certain 777 Option Aircraft

Reference:	(a) Purchase Agreement No. 3157 between The Boeing Company (Boeing) and Federal Express Corporation (Customer) dated November 7, 2006 relating to Model 777-FREIGHTER aircraft (777 Purchase Agreement)

(b) Letter Agreement No. 6-1162-RRO-1062; Option Aircraft, between Boeing and Customer dated January 9, 2009, as amended most recently by Supplemental Agreement No. 33 (Option Aircraft Letter Agreement)

(c) Letter Agreement No. FED-PA-3157-LA-2102630; [*], between Boeing and Customer dated May 25, 2021 ([*] Letter Agreement)

This letter agreement (Letter Agreement) amends and supplements the 777 Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the referenced 777 Purchase Agreement.

1. Background.

1.1 [*].

1.2 Boeing and Customer desire to revise the delivery dates and Option Exercise Date for the [*] 777 Option Aircraft, and the right to retain certain terms and conditions related to such rescheduled [*] 777 Option Aircraft.

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Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type that FedEx treats as private or confidential.

2. Agreement.

2.1 Boeing and Customer agree to revise the delivery dates and option exercise dates for the [*] 777 Option Aircraft pursuant to the following Table A:

Table A

Existing Delivery Month of [*] 777 Option Aircraft	Revised Delivery Month of [*] 777 Option Aircraft	Existing Option Exercise Date	Revised Option Exercise Date
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

2.2 Following the execution of this Letter Agreement, the parties agree to use commercially reasonable efforts to sign a supplemental agreement to the 777 Purchase Agreement in order to administratively update the Purchase Agreement to reflect (i) the revised delivery dates and (ii) the revised option exercise dates, as summarized in Table A above (SA-34).

2.3 Boeing and Customer agree that the rescheduling of [*] 777 Option Aircraft in SA-34 will not be made pursuant to paragraph 4.2 the Option Aircraft Letter Agreement, and accordingly, for the avoidance of doubt [*].

2.4 This Letter Agreement shall not be effective unless executed and delivered by the parties on or prior to October 1, 2021.

3. Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

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Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type that FedEx treats as private or confidential.

Very truly yours,

THE BOEING COMPANY

By	/s/ McKenzie Kuckhahn

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	October 1 , 2021

FEDERAL EXPRESS CORPORATION

By	/s/ Kevin A. Burkhart

Its	Vice President

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